Exhibit 10.3

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 9, 2025 (this “Agreement”), made by each of the Credit Parties party hereto (each, a “Grantor” and collectively, the “Grantors”), in favor of Macquarie Equipment Capital, Inc. for the benefit of the Secured Parties, (in such capacity, together with its successors and assigns in such capacity, if any, the “Lender”).

W I T N E S S E T H:

WHEREAS, APLD FAR-01 LLC, a Delaware limited liability company (the “Company”), has executed and delivered to Macquarie Equipment Capital, Inc. (together with any permitted assignee or transferee of the Note, the “Lender”) a promissory note, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, pursuant to the Note, the Lender has agreed to make a Loan to the Company;

WHEREAS, it is a condition precedent to the Lender making the Loan to the Company pursuant to the Note that each Grantor shall have executed and delivered this Agreement to the Lender for the benefit of the Secured Parties;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loan under the Note; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender and the Lender to make and maintain the Loan to the Company pursuant to the Note, the Grantors hereby jointly and severally agree with the Lender, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Note for a statement of the terms thereof. All capitalized terms used in this Agreement and the preamble and recitals hereto which are not otherwise defined herein shall have the meanings specified in the Note or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”); provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Lender may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to the restrictions contained in the Note Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Note, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (j) all references to currencies and to amounts payable, requested or funded hereunder and under the other Note Documents shall be to United States dollars. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Lender and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Lender and the other Secured Parties. No provision of this Note or any other Note Document shall be interpreted or construed against any person because such person or its legal representative drafted such provision.

As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Additional Grantor” has the meaning specified therefor in Section 15(f) hereof.

“Assigned Agreements” means all agreements, contracts and documents, including each Material Project Document to which any Grantor is a party (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time, including (a) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (b) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the Assigned Agreements, (c) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, (d) all rights of such Grantor to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts, and (e) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.

“Certificated Entities” has the meaning specified therefor in Section 5(o) hereof.

“Collateral” has the meaning specified therefor in Section 2 hereof.

“Company” has the meaning specified therefor in the recitals hereto.

“Copyrights” means any and all rights in any published and unpublished works of authorship arising under the laws of the United States or any other country or political subdivision thereof, including (a) copyrights, (b) all renewals, extensions, restorations and reversions thereof, (c) copyright registrations and recordings thereof and all applications in connection therewith, including those listed on Schedule II hereto, (d) all income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all Licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (e) the right to sue for past, present, and future infringements thereof, and (f) all of each Grantor’s rights corresponding thereto throughout the world.

“Excluded Asset” has the meaning specified therefor in Section 2.

“Existing Entity” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Grantors” has the meaning specified therefor in the Preamble hereto.

“Group Member” means the Company and each Guarantor.

“Guarantee and Collateral Agreement Supplement” has the meaning specified therefor in Section 15(f) hereof.

“Guarantor Obligations” means, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 13) and any other Note Document to which it is a party, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors” means the collective reference to each Grantor; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Credit Party (excluding the Parent).

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, inventions (whether or not patentable), algorithms, methods, processes, software programs (including source code and object code), URLs and domain names, and all other proprietary rights and intellectual property rights arising under the laws of the United States or any other country or political subdivision thereof, whether owned or licensed, and all applications for registration or registrations thereof.

“Lender” has the meaning specified therefor in the recitals hereto.

“Licenses” means, with respect to any Person (the “Specified Party”), (a) any licenses or other similar rights provided in writing to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, including any software license agreements, including the exclusive Licenses listed on Schedule XI hereto, and (b) any licenses or other similar rights provided in writing to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, including any software license agreements in each case agreements other than license agreements for commercially available off-the-shelf software that is generally available to the public, which has been licensed to a Grantor pursuant to end-user licenses.

“Note” has the meaning specified therefor in the recitals hereto.

“Parent” means APLD FAR Holdings LLC, a Delaware limited liability company.

“Patents” means any patents and patent applications arising under the laws of the United States or any other country or political subdivision thereof, including (a) the patents and patent applications listed on Schedule III hereto, (b) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (c) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all Licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (d) the right to sue for past, present, and future infringements thereof, and (e) all of each Grantor’s rights corresponding thereto throughout the world.

“Payment in Full” means (a) the principal of the Loan (including amounts sufficient to achieve the Base Return) and premium (if any) on and interest on each Loan and all fees payable under the Note Documents and all other amounts then due and payable under the Note Documents shall have been paid in full in cash (other than contingent indemnification obligations for which notice of a potential claim has not been given) and (b) all other Secured Obligations (other than contingent indemnification obligations for which notice of a potential claim has not been given) shall have been paid in full in cash.

“Perfection Exceptions” means that no Grantor shall be required to (a) enter into control agreements, (b) perfect the security interest, other than by the filing of a UCC financing statement, but without limiting the obligations under Section 6(a)(iii)(G) hereof, in Commercial Tort Claims or assets subject to a Certificate of Title, (c) enter into any source code escrow arrangement or file, prosecute, patent or register any Intellectual Property (but, for the avoidance of doubt, this clause (c) shall not include filing of any Intellectual Property security agreement or limit the provisions of Section 6(i)(ii)), (d) so long as no Event of Default shall have occurred and be continuing, send notices to account debtors or other contractual third-parties, or (e) perfect any security interest in purchase orders or any other documents or agreements with respect to generators (collectively, “Generator Documents”) to the extent that the Lender has a perfected security interest in such Generator Documents in respect of generators which have one hundred megawatts (100 MW).

“Perfection Requirements” has the meaning specified therefor in Section 5(l) hereof.

“Permitted Disposition” means those sales, assignments, conveyances or other transfers or dispositions by Note Parties (other than the Company) that are permitted by Section 4(k) of the Note.

“Permitted Liens” means each of the Liens described in clauses (i) through (iii) of Section 4(j) of the Note.

“Pledge Amendment” has the meaning specified therefor in Section 4(a)(ii) hereof.

“Pledged Debt” means (a) the indebtedness described in Schedule IX hereto and (b) all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Entity” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule X hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule X (the “Existing Entities”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Entities, being hereinafter referred to collectively as the “Pledged Entities” and each individually as a “Pledged Entity”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c)(i) the certificates or instruments, if any, representing such Equity Interests, all options and other rights, contractual or otherwise, in respect thereof, (ii) all after acquired Equity Interests in the Pledged Entities and all of the Grantor’s rights to acquire Equity Interests in the Pledged Entities in addition to or in exchange or substitution for the Pledged Interests and all other Equity Interests in the Pledged Entities owned by the Grantor, (iii) all right, title and interest of any Grantor (A) as a shareholder, member, general partner, limited partner or otherwise to participate in the operation or management of such Person and (B) to all dividends and distributions (cash, stock or otherwise and including during continuance of or on account of liquidation of any Person), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iv) all replacements, additions to and substitutions for any of the property referred to in this definition, including claims against third parties, (v) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (vi) all books and records relating to any of the property referred to in this definition.

“Post-Default Rate” means the per annum rate of interest provided for in Section 2(e) of the Note.

“Primary Obligations” means, with respect to any Group Member, the collective reference to any and all amounts owing or to be owing by such Group Member to the Lender or any other Secured Party under any Note Document (including any Secured Obligations (as defined in the Note)) and all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Secured Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and Guarantor Obligations.

“Sponsor” means Applied Digital Corporation, a Nevada corporation.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, certification marks, collective marks, logos, symbols, trade dress, corporate names, business names, assumed names, fictitious names, and other source or business identifiers, and all registrations and recordings thereof in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or political subdivision thereof, all registration and recording applications filed in connection therewith, and all common law rights relating thereto, including (a) the registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule IV hereto, (b) all extensions, modifications and renewals thereof, (c) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (d) the right to sue for past, present and future infringements and dilutions thereof, (e) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (f) all of each Grantor’s rights corresponding thereto throughout the world.

SECTION 2. Grant of Security Interest. Each Grantor hereby pledges, transfers and collaterally assigns to the Lender (and its agents and designees), and grants to the Lender (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest to and in the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired (all being collectively referred to herein as the “Collateral”, excluding, in each case, the Excluded Assets), as collateral security for the prompt and complete payment, observance and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of such Grantor’s Secured Obligations:

(a) all Accounts;

(b) all Assigned Agreements;

(c) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(d) all Commercial Tort Claims, including, without limitation, those specified on Schedule VIII;

(e) all Documents;

(f) all General Intangibles (including, without limitation, all Payment Intangibles, Licenses, and Intellectual Property);

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Intellectual Property and Licenses;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Pledged Interests;

(m) all Supporting Obligations;

(n) all other tangible and intangible personal property and Fixtures of such Grantor (whether or not subject to the Code), including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof;

(o) to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the Code; and

(p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, income, royalties and other payments now or hereafter due and payable with respect to, and guarantees and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments of insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, all other claims, including all cash, guarantees and other Supporting Obligations given with respect to any of the foregoing;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (a) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, any such application or registration that issues from such intent-to-use application under United States law, (b) any of such Grantor’s rights or interests in or under any Property to the extent that, and only for so long as, such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent of a Person who is not an Affiliate not obtained under, any contract, to the extent such Property is directly evidenced by or arises under such contract; provided that any of the foregoing exclusions shall not apply if (i) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such Property or a consent of such other Person is required under the terms of the Note or other Note Documents or (ii) such prohibition, consent or the term in such contract, or providing for such prohibition breach, default or termination or requiring such consent, is ineffective or would be rendered ineffective under any Governmental Requirement, including pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the Code; provided, further, that it is understood for avoidance of doubt that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or termination or such consent being obtained, the applicable Grantor shall be deemed to have granted a Lien in all its rights, title and interests in and to such Property, (c) [reserved], (d) all motor vehicles, airplanes, vessels and any other assets covered by or subject to a Certificate of Title, other than to the extent a security interest therein can be perfected by the filing of a UCC financing statement or (e) those other assets of a Grantor with respect to which the Lender shall have determined that the burdens, costs or consequences of obtaining a Lien on such assets are excessive in view of the benefits to be obtained by the Secured Parties (collectively, “Excluded Assets”); provided, however, “Excluded Assets” shall not include (i) any master services agreement (a/k/a master hosting agreements) or any lease agreement (or equivalent agreement) with respect to any Project or a document or agreement ancillary to any of the foregoing or any Material Project Document entered into on or after the date hereof or (ii) any right to receive proceeds from the sale or other disposition of Excluded Assets or any Proceeds, products, substitutes or replacements of any Excluded Assets (unless such Proceeds, products, substitutes or replacements independently constitute Excluded Assets).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the Grantors’ Secured Obligations.

SECTION 4. Delivery of the Pledged Interests.

(a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares in each case in existence as of the date hereof shall be delivered to the Lender on or prior to the date of the funding of the Initial Loan under the Note. All other promissory notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Lender pursuant to the terms of this Agreement or the Note (the “Additional Collateral”) shall be delivered to the Lender promptly upon, but in any event within seven (7) Business Days (or such longer period as the Lender may consent to in their sole discretion) of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Lender. If any Pledged Interests that are part of the Collateral consist of uncertificated securities, without limiting Section 7 hereof, unless the immediately following sentence is applicable thereto, such Grantor shall, at the Lender’s request following the occurrence and during the continuation of an Event of Default, cause the Lender (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Lender with respect to such securities without further consent by such Grantor. If any Pledged Interests that are part of the Collateral consist of security entitlements, such Grantor shall cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Lender without further consent by such Grantor (which may take the form of a “shifting” arrangement whereby the Lender agrees not to provide any such entitlement orders until the occurrence of an Event of Default). Each Grantor shall take all such further action as necessary or as may be reasonably requested by the Lender, to permit the Lender (or its nominee or designee) to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the Code (if the Lender otherwise qualifies as a protected purchaser).

(ii) Within seven (7) Business Days (or such longer period as the Lender may consent to in their sole discretion) of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Lender, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Note. The Pledge Amendment shall from and after delivery thereof constitute part of Schedule IX and Schedule X hereto. Each Grantor hereby authorizes the Lender to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Lender shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash or in securities or other property (except in each case such dividends permitted to be retained by any such Grantor pursuant to Section 7 hereof or in the Note) or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (except in each case to the extent any of the foregoing are permitted to be retained by any such Grantor pursuant to Section 7 hereof or the Note), such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Lender, shall segregate it from such Grantor’s other property (to the extent practical) and where applicable, shall deliver it promptly to the Lender, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Interests and as further collateral security for the Secured Obligations.

(c) The granting of the foregoing security interest does not make the Lender or any Secured Party a successor to any Grantor as a partner or member in any Pledged Entity that is a partnership, limited partnership or limited liability company, as applicable, and neither the Lender, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Pledged Entity, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any entity, as applicable, after a foreclosure thereon; provided that the foregoing shall not limit or restrict in any way the rights and remedies of the Lender and the Secured Parties otherwise set forth herein, including Section 7, and in the other Note Documents.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as of the date hereof and any other date such representations and warrants are required to be made as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists in each case of the date hereof.

(b) Except as disclosed in the Note, there is no pending or, to the best knowledge of any Grantor, threatened in writing action, suit or proceeding against any Grantor or any of its properties before any court or other Governmental Authority or any arbitrator that (i) which, either individually or in the aggregate, could reasonably be expected to result in liability exceeding (A) $15,000,000 in the case of the Grantors or (B) $50,000,000 in the case of the Sponsor, or (ii) that involve any Note Document, Material Project Document or the transactions contemplated thereby.

(c) Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule V hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). As of the Closing Date, other than set forth on Schedule IX hereto, none of the Accounts is evidenced by Promissory Notes or other Instruments evidencing Indebtedness. Set forth in Schedule VI hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule IV hereto is a complete and correct list of each trade name used by each Grantor.

(d) As of the Closing Date, (i) Schedule II provides a complete and correct list of all registered Copyrights owned by any Grantor and all applications for registration of Copyrights owned by any Grantor; (ii) Schedule III provides a complete and correct list of all issued Patents owned by any Grantor and all applications for Patents owned by any Grantor; (iii) Schedule IV provides a complete and correct list of all registered Trademarks owned by any Grantor and all applications for registration of Trademarks owned by any Grantor; and (iv) Schedule XI provides a complete and correct list of all exclusive Licenses to registered and applied-for Copyrights, Patents and Trademarks owned by any third party under which any Grantor is the licensee.

(e) (i) (A) Each Grantor owns, or holds licenses in, or otherwise possesses rights in, all Intellectual Property that is reasonably necessary to the operation of its business as currently conducted except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles, and (B) each Grantor is the sole and exclusive beneficial and record owner of Intellectual Property (free and clear of any Liens (other than Permitted Liens)) owned by it and has the right to use such Intellectual Property as it is presently being used, sold, licensed or distributed by the business, in each case of the foregoing (A) and (B), except, for such failures to own, license or have the right to use which, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not be deemed a representation regarding non-infringement by such Grantor.

(ii) Except for those claims, individually or in the aggregate, which (A) could not reasonably be expected to result in liability exceeding $2,500,000 or (B) could not reasonably be expected to result in a Material Adverse Effect, no claims are pending or, to the knowledge of any Grantor, threatened against any Grantor or, to the knowledge of any Grantor, any other Person, (1) alleging that the manufacture, sale, licensing or use of any Intellectual Property rights owned by any Grantor as now manufactured, sold, licensed or used by any Grantor or any third party infringes on any Intellectual Property rights of any third party, (2) against the use by any Grantor or any third party of any technology, know-how or computer software used in any Grantor’s business as currently conducted or (3) challenging the ownership by any Grantor, or the validity or effectiveness, of any Intellectual Property rights owned by any Grantor, excluding, in each case, office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registrations of other Intellectual Property.

(f) No Grantor has infringed on any Intellectual Property rights of any third party in any way which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) All registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor are set forth on Schedule II, Schedule III and Schedule IV hereto and are subsisting and, to the knowledge of any Grantor, valid and enforceable.

(h) Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor.

(i) Schedule X sets forth a complete and accurate list of all Pledged Shares owned by such Grantor as of the date hereof or the date of any Pledge Amendment or Guarantee and Collateral Agreement Supplement, as the case may be. The shares (or such other interests) of Pledged Shares pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other Equity Interests of each entity owned by such Grantor. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule X hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Entities as of the date hereof or the date of any Pledge Amendment or Guarantee and Collateral Agreement Supplement, as the case may be. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable. None of the Pledged Shares are subject to any voting trust, shareholder agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other governing documents of the relevant Pledged Entity.

(j) Schedule IX sets forth a complete and accurate list of all Pledged Debt owned by such Grantor as of the date hereof. The promissory notes currently evidencing the Pledged Debt (if any) have been, and all other promissory notes from time to time evidencing Pledged Debt (if any), when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles.

(k) The Grantors have good and marketable title to, valid leasehold interests in, or valid licenses or rights to use, the Collateral, except for minor defects in title that do not materially interfere with its ability to conduct its business or utilize such assets for their intended purposes. The Collateral is free and clear of any Lien except for the Permitted Liens.

(l) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been obtained and are in full force and effect) is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Lender of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally, or as required under the Code (other than, with respect to Collateral consisting of Intellectual Property, filings with the United States Patent Office, the United States Copyright Office, or any similar office in any other country or political subdivision thereof, as applicable), and no exercise of voting rights by the Lender as contemplated by this Agreement or transfer of Pledged Shares in the manner contemplated by this Agreement or other exercise of remedies under the Note Documents is subject to any contractual restriction, or any restriction under the Organizational Documents of any Grantor, including requiring any consents or other actions thereunder. Following the timely completion of the completion of the Perfection Requirements, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral (other than those that have been obtained and are in full force and effect or the Perfection Exceptions). The following subclauses (A) through (E) are each a “Perfection Requirement” and collectively, the “Perfection Requirements”: (A) the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule VII hereto, all of which financing statements shall have been duly filed on the Closing Date and when filed, will be in full force and effect and any necessary subsequent filings to renew such financing statement, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and exclusive Licenses to registered United States Copyrights under which any Grantor is the licensee, the recording of the appropriate Intellectual Property security agreement, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and exclusive Licenses to foreign Intellectual Property under which any Grantor is the licensee (to the extent required to perfect the Lender’s security interest therein in jurisdictions located outside the United States), registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and exclusive Licenses to foreign Intellectual Property, as applicable, (D) [reserved], and (E) subject to the Perfection Exceptions, the Lender’s having possession of all Documents, Chattel Paper, Instruments, and Pledged Interests.

(m) Each Security Document (including this Agreement) delivered pursuant hereto or pursuant to the Note creates a legal, valid and enforceable security interest in favor of the Lender, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles or for applicable private international law in any relevant jurisdiction. The compliance with the Perfection Requirements (subject to Perfection Exceptions) result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected (if and to the extent perfection may be achieved through the Perfection Requirements other than the Perfection Exceptions), first priority security interests, subject in priority only to the Permitted Liens, and the recording of such instruments of assignment described above. Such Perfection Requirements other than the Perfection Exceptions have been duly made or taken.

(n) As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending filed claims, except for such claims described in Schedule VIII or such claims the value of which does not exceed $500,000 individually or $1,250,000 in aggregate.

(o) With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company with respect to which the partnership interests or membership interests of such Person are evidenced by a certificate (collectively, the “Certificated Entities”), each such Person has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Entity to opt into) Article 8 of the Code. Such interests are securities for purposes of Article 8 of any relevant Uniform Commercial Code. With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and is not a Certificated Entity, the partnership interests or membership interests of each such Person are not (i) dealt in or traded on securities exchanges or in securities markets, (ii) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) evidenced by a certificate. Except as set forth on Schedule X, as of the date hereof, none of the Pledged Shares pledged by the Grantors hereunder constitute a “security” under Section 8-103 of the Code or the corresponding code or statute of any other applicable jurisdiction. Except as set forth on Schedule X, no other Investment Property is certificated or is a security under Section 8-103 of the UCC as of the date hereof.

(p) None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

(q) In the case of each Grantor, the representations and warranties set forth in the Note as they relate to such Grantor or to the Note Documents to which such Grantor is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty is true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty is true and correct) as of such specified earlier date.

SECTION 6. Covenants. Until Payment in Full:

(a) Further Assurances. Subject to the limitations and restrictions contained hereunder and in the Note and the Perfection Exceptions, each Grantor will, at its sole cost and expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Lender may request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral in accordance with the terms herein; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all material Chattel Paper, Instruments and Licenses and, at the request of the Lender, all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account valued in excess of $500,000 individually or Accounts valued in excess of $1,250,000 in the aggregate shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to the Lender such Promissory Note, other Instrument or Chattel Paper (other than checks or Instruments for deposit in the ordinary course of business), duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter developed or acquired by any Grantor (and exclusive Licenses to registered United States Copyrights and, to the extent required to perfect the security interest therein, exclusive Licenses to foreign Intellectual Property, under which any Grantor becomes the licensee) and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office, the United States Copyright Office, or any similar office in any other country or political subdivision thereof, as applicable, in accordance with Section 6(i)(iv), (E) delivering to the Lender irrevocable proxies in respect of the Pledged Interests to be used in accordance with the terms hereof, (F) furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail, (G) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim with a maximum potential value in excess of $500,000 individually or Commercial Tort Claims with a maximum potential value in excess of $1,250,000 in the aggregate, promptly notifying the Lender of such claim in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim (accompanied by an updated Schedule VIII hereto) and granting to the Lender a security interest therein (for the benefit of the Secured Parties) and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Lender and (H) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner materially or adversely impair the validity or enforceability of the Lender’s security interest in and Lien on any Collateral except as permitted in accordance with this Agreement or the Note.

(b) Location of Equipment and Inventory. Each Grantor will keep its Equipment and Inventory having a book value in excess of $1,250,000 in the aggregate (other than Equipment and Inventory sold in the ordinary course of business in accordance with Section 6(h) hereof and held at third party service or repair centers) at any of the locations specified in Schedule V hereto or, upon not less than ten (10) Business Days’ prior written notice to the Lender accompanied by a new Schedule V hereto indicating each new location of the Equipment and Inventory, at such other locations in as the Grantors may elect.

(c) Condition of Equipment. Each Grantor will maintain or cause its Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in satisfactory condition, repair and working order, ordinary wear and tear and casualty and condemnation excepted, and will forthwith, or in the case of any loss or damage to any satisfactory Equipment promptly after the occurrence thereof, to the extent determined in reasonable business judgement, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary, consistent with past practice.

(d) Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Note.

(e) Insurance. Each Grantor will, at its own sole cost and expense, maintain insurance with respect to the Collateral in accordance with the terms of the Note.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own sole cost and expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Lender’s direction, will) take such action as such Grantor (or, if applicable, the Lender) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Lender and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Lender or its designated agent and, upon such written notification and at the sole cost and expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Lender that the Lender has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Lender or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon (in each case, unless pursuant to the express terms of such Account).

(ii) Except as deemed appropriate by Grantor in accordance with the exercise of its reasonable business judgment, no Grantor will, without the prior written consent of the Lender, cancel, terminate, amend or otherwise modify in any material respect, or waive any material provision of, any material License.

(g) Provisions Concerning the Pledged Interests. Each Grantor will:

(i) at such Grantor’s sole cost and expense, defend the Lender’s right, title and security interest in and to the Pledged Interests against the claims of any Person (other than holders of Permitted Liens);

(ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests (other than as permitted under the Note Documents); and

(iii) except as permitted by the Note, not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Entity, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests of any Pledged Entity or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests of any Pledged Entity.

(h) Transfers and Other Liens.

(i) Except to the extent permitted by the Note, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) Except to the extent permitted by the Note, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(iii) Each Grantor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Liens created hereby (and the priority specified herein) until Payment in Full. If (i) an adverse claim be made against any part of the Collateral other than Permitted Liens or (ii) any Person, including the holder of a Permitted Lien (other than Excepted Liens identified in clauses (a) through (c) of the definition thereof under the Note (but subject to the provisos at the end of such definition)), shall challenge the priority or validity of the Liens created by this Agreement, then such Grantor agrees to use commercially reasonable efforts to promptly defend against such adverse claim, take appropriate action to remove such cloud or subordinate such Permitted Lien (other than Excepted Liens identified in clauses (a) through (c) of the definition thereof under the Note (but subject to the provisos at the end of such definition)), in each case, at such Grantor’s sole cost and expense.

(i) Intellectual Property.

(i) In accordance with Section 6(i)(iv), each Grantor shall execute and deliver to the Lender one or more Intellectual Property security agreements substantially in the form of Exhibit B hereto or otherwise in a form acceptable to the Lender to further evidence the Lender’s Lien on such Grantor’s Patents, Trademarks, Copyrights, exclusive Licenses to registered United States Copyrights, or exclusive Licenses to registered foreign Patents, Trademarks or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in and material to the conduct of such Grantor’s business, to maintain, and as deemed appropriate by Grantor in accordance with the exercise of its reasonable business judgment, protect and diligently enforce and defend, at such Grantor’s sole cost and expense its Intellectual Property, including by taking action (A) subject to such Grantor’s reasonable business judgment, to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Licenses, and its rights therein, including paying all maintenance and other fees, filing of applications for renewal, filing of affidavits of use, filing of affidavits of noncontestability and opposition, filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, and participation in interference and cancellation proceedings, and (E) to have a policy requiring all employees of each Grantor who were involved in the creation or development of such Intellectual Property in the scope of their employment to sign agreements containing an assignment of their Intellectual Property rights to a Grantor and obligations of confidentiality, to the extent such rights do not automatically vest in a Grantor by operation of law. Each Grantor further agrees not to abandon any Intellectual Property that is necessary in and material to the conduct of such Grantor’s business (whether now owned or hereafter acquired) except in connection with any Permitted Disposition.

(iii) Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Licenses of any Grantor. Without limiting the generality of this Section 6(i)(iii), Grantors acknowledge and agree that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all reasonable and documented out-of-pocket expenses incurred in connection therewith (including reasonable and documented fees and expenses of attorneys and other professionals) shall be for the sole account of the Company and shall be chargeable to the deposit account of the Company listed on Annex C to the Note.

(iv) From time to time as the Lender may request, each Grantor shall provide the Lender with a written report of all new Patents or Trademarks that are registered or the subject of pending applications for registrations, Copyright registrations, exclusive Licenses to registered United States Copyrights under which a Grantor is the licensee, and exclusive Licenses to foreign Patents, Trademarks and Copyrights under which a Grantor is the licensee (to the extent required in order to perfect the Lender’s security interest therein), in each case, which are material to the conduct of such Grantor’s business and which were acquired, exclusively licensed to, registered, or for which applications for registration were filed by any Grantor during the prior period, or for which any statement of use or amendment to allege use was filed by any Grantor during the prior period with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by or exclusively licensed to any Grantor, as applicable, each such Grantor shall file any documents and/or instruments as may be necessary, or that the Lender may request, in order to perfect and preserve the security interest purported to be created hereby with the appropriate Governmental Authority (including Intellectual Property security agreements substantially in the form of Exhibit B hereto) identifying the applicable Grantor as the owner (or as a co-owner or exclusive licensee thereof, if such is the case) of such Intellectual Property; provided, that, with respect to such non-United States Intellectual Property, the applicable Grantor may make such filings in connection with the next renewal or other required filing with respect thereto.

(v) Each Grantor shall, as deemed appropriate by such Grantor in accordance with the exercise of its reasonable business judgement, take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee.

(j) [reserved].

(k) [reserved].

(l) Control. Each Grantor hereby agrees to take any or all action that may be necessary to the extent that the Lender may request in writing in order for the Lender to obtain control in accordance with Sections 9- 104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) [reserved], (ii) Electronic Chattel Paper (to the extent such Collateral is valued in excess of $250,000 in aggregate), (iii) Investment Property (to the extent such Collateral is valued in excess of $250,000 in aggregate) and (iv) Letter-of-Credit Rights (to the extent such Collateral is valued in excess of $250,000 in aggregate); provided that such Grantor shall have reasonable time to comply with such requests. Each Grantor hereby acknowledges and agrees that any agent or designee of the Lender shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(m) Changes in Information. Each Grantor shall provide prompt written notice of any change (i) in such Grantor’s corporate, limited liability company or limited partnership name, (ii) in the location of such Grantor’s chief executive office or principal place of business, (iii) in such Grantor’s ownership, entity type or jurisdiction in which such Person is incorporated or formed, (iv) in such Grantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in such Grantor’s United States federal taxpayer identification number.

(n) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Lender pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

(o) Pledged Securities. The Pledged Shares will at all times constitute not less than 100% of the capital stock or other Equity Interests of the Pledged Entity thereof owned by any Grantor. Upon the issuance of any new shares (or other interests) of any class of capital stock or other Equity Interests of any Pledged Entity to a Grantor, such Equity Interests shall be pledged to the Lender pursuant to the terms hereof and the Grantor shall substantially concurrently with such issuance, deliver any such certificated Equity Interests that are required to be pledged hereunder in the exact form received, duly indorsed by such Grantor to the Lender, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Lender covering such certificate or instrument duly executed in blank by such Grantor.

(p) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (a) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner which could reasonably be expected to materially adversely affect the collective value of the Collateral as a whole, or (b) fail to exercise promptly and diligently its material rights, taken as a whole, which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible with a value in excess of $1,250,000 in the aggregate (other than any right of termination), except, in each case, as part of a Permitted Disposition.

(q) Assigned Agreements.

(i) No Grantor will, directly or indirectly, enter into or incur any agreement on or after the date hereof that would constitute a Material Project Document if such agreement would prohibit, restrict or impose any restrictive condition upon the ability of any Grantor to pledge, transfer or collaterally assign to the Lender, for the benefit of the Secured Parties, a security interest in any Assigned Agreement entered into on or after the date hereof; provided that the foregoing shall not apply to restrictions or conditions requiring the applicable counterparty in respect of such Assigned Agreement to consent to such pledge, transfer or collateral assignment to the extent such consent (in form and substance reasonably satisfactory to the Lender) has been obtained by the applicable Grantor and delivered to the Lender.

(ii) Upon the reasonable request of the Lender, the applicable Grantor will obtain a consent to assignment (in form and substance reasonably satisfactory to the Lender) executed by the applicable counterparty in respect of any Material Project Document that, by the terms thereof, requires a consent in respect of (or otherwise restricts) the pledge, transfer and/or collateral assignment of such Material Project Document to the Lender hereunder.

(r) Activities of Parent and the Company. Notwithstanding anything to the contrary contained herein or the other Note Documents, none of Parent or the Company shall (i) own, lease, manage, hold or otherwise operate any properties or assets (including cash and cash equivalents) other than (A) the Equity Interests of the applicable Note Parties owned by Parent or the Company, (B) cash from Restricted Payments that are permitted pursuant to under the Note Documents to be made by the Subsidiaries of the Company, as applicable, and assets intended to be promptly contributed to the other Note Parties, (C) minute books and other corporate books and records of Parent or the Company, as applicable, and (D) other miscellaneous de minimis assets customary for passive holding companies (and, for avoidance of doubt, not any Equity Interests other than those of the applicable Note Parties); (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, other than (A) liabilities under the Note Documents, (B) tax liabilities arising in the ordinary course of business and (C) corporate, administrative and operating expenses in the ordinary course of business; (iii) conduct, transact or engage in any activities, business or operations other than (A) issuing shares of its own Equity Interests (other than Disqualified Capital Stock), (B) holding the assets and incurring the liabilities described in this Section 6(r) and activities incidental and related thereto, (C) execution, delivery and performance of its obligations under and in connection with the Note Documents, (D) maintenance of its corporate existence, including the provision of customary protections or directors, managers and officers and (E) payment of Taxes, making dividends and other distributions, and receiving assets that are intended to be promptly contributed to the applicable Note Parties and (iv) create, incur, assume or permit to exist any Lien on any of its assets or properties (now owned or hereafter acquired) other than under the Note Documents.

(s) Covenants in the Note. Such Grantor shall perform and observe all covenants applicable to it in the Note and the other Note Documents, including with respect to those covenants that obligate the Company to cause the other Grantors to comply with such covenants, in each case, as if such other Grantors agreed to such covenant on behalf of itself (including, but not limited to the covenants set forth in Section 4 of the Note.)

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not in contravention of the terms of this Agreement, the Note or the other Note Documents or which would materially impair the Collateral or the priority, creation or perfection of the Lender’s Lien thereon; provided, however, (A) no Grantor will refrain from exercising any such right if such inaction could reasonably be expected to violate the terms of any Note Document or have a Material Adverse Effect and (B) no Grantor will irrevocably assign or otherwise delegate its voting rights under the Pledged Interests, rights to manage the business and affairs (or any portion thereof) of any Pledged Entities or other consensual rights pertaining to the Pledged Interests to any committee, body or other person without the prior written consent of the Lender; and

(ii) each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Note; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests which at the time of such payment was not permitted by the Note to be retained, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus which at the time of such payment was not permitted by the Note to be retained, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Note, shall be, and shall forthwith be delivered to the Lender, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Grantors, and shall be promptly delivered to the Lender in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated stock powers duly executed in blank, to be held by the Lender as Pledged Interests and as further collateral security for the Secured Obligations; and

(iii) the Lender will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) rights of any Grantor to receive dividends, interest and principal which such Grantor is authorized to receive pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Lender, and the Lender shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as set forth in the Note (and all dividends, payments or other Proceeds which are received by any Grantor contrary to the provisions of this Section 7(b) shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of such Grantor and shall be immediately delivered to the Lender in the same form as so received (with any necessary endorsement)), and (ii) the Lender or its nominee (in each case, acting at the direction of the Lender) may exercise (whether or not the Collateral or any of the Investment Property has been transferred into the name of the Lender or its nominee) (A) all voting, corporate, consenting and other organizational rights pertaining to such Investment Property at any meeting of shareholders (or other equivalent body) of the relevant Pledged Entity or Pledged Entities or in the absence of any such meeting or otherwise, including by written consent (and each Grantor hereby grants to the Lender a present, irrevocable proxy, coupled with an interest and hereby constitutes and appoints the Lender as such Grantor’s proxy with full power, in the same manner, to the same extent and with the same effect as if such Grantor were to do the same, to exercise such rights until Payment in Full, as if it were the absolute owner thereof) and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Pledged Entity, or upon the exercise by any Grantor or the Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, each Grantor shall from time to time execute and deliver to the Lender, all such additional written proxies and other instruments as the Lender shall reasonably request for the purpose of enabling the Lender to exercise the voting and other rights which it is entitled to exercise hereunder provided that the Grantors agree that no such additional action shall be required for the Lender to exercise its proxy rights hereunder. Each Grantor hereby revokes any proxy or proxies heretofore given by such Grantor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided. Each Grantor agrees that it shall not amend any organizational documents (including, without limitation, any limited liability company agreement or certificate of formation or the functional equivalent of each of the foregoing) of any Pledged Entity or enter into any agreements or instruments to provide, and shall not otherwise permit, the rights described under clauses (A) and (B) of this Section 7(b)(i)(ii) with respect to any Pledged Entity to be assigned or otherwise delegated to any Person, including any committee of any Affiliate;

(ii) the Lender is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Lender (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Lender (or its designee) without any duty of inquiry;

(iii) if such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other Equity Interests of any Pledged Entity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Shares, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by such Grantor to the Lender, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Lender covering such certificate or instrument duly executed in blank by such Grantor, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Secured Obligations;

(iv) all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantors, and shall be promptly paid over to the Lender as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated stock powers duly executed in blank, to be held by the Lender as Pledged Interests and as further collateral security for the Secured Obligations;

(v) in the case of each Grantor which is also a Pledged Entity, such Pledged Entity agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Lender promptly in writing of the occurrence of any of the events described in Section 7(b)(iii) with respect to the Investment Property issued by it and (iii) the terms of this Section 7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant this Section 7 with respect to the Investment Property issued by it. Each Grantor will have each non-Grantor Pledged Entity (A) that is an Affiliate of such Grantor to or (B) that is not an Affiliate of such Grantor to use commercially reasonable efforts to, in either case execute and deliver an Acknowledgment and Consent substantially in the form of Exhibit D. In addition, each Grantor which is also either a Pledged Entity or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Lender and to the transfer of any Investment Property to the Lender or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Lender or its nominee as a partner, member or shareholder of the entity of the related Investment Property without the need for any further action by any Grantor or entity (and hereby confirms that no such action is required);

(vi) each Grantor hereby authorizes and instructs each Pledged Entity of any Investment Property pledged by such Grantor hereunder (and each Pledged Entity party hereto hereby agrees) to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further action or instructions from such Grantor, and each Grantor agrees that each Pledged Entity shall be fully protected in so complying, and (ii) at any time that an Event of Default exists and is continuing, comply with any instruction received by it from the Lender in writing to pay any dividends or other payments with respect to the Investment Property directly to the Lender. If an Event of Default shall have occurred and be continuing, the Lender shall have the right to register the Pledged Interest in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the applicable Grantor or entity, endorsed or assigned in blank or in favor of the Lender; and

(vii) if the Pledged Entity of any Pledged Shares is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Shares issued by such Pledged Entity shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights (in each case, acting at the direction of the Lender), but the Lender or the Lender shall have no duty to exercise any such voting or other consensual rights and shall not be responsible to any Grantor for any failure to do so or delay in so doing.

SECTION 8. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement and subject in all respects to the terms and conditions hereunder, each Grantor hereby authorizes the Lender at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (i) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Lender may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral and (ii) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor). A photocopy or other reproduction of this Agreement or any such financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Lender as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement and the other Note Documents (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof and the applicable terms in the Note), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Lender pursuant to the Note, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Lender with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Lender with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender, and such payments made by the Lender to become Primary Obligations of such Grantor to the Lender, due and payable immediately without demand, and shall bear interest from the date payment of said amounts is demanded at the Post-Default Rate, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power and proxy is coupled with an interest and is irrevocable until Payment in Full, but the Lender agrees that it shall only exercise such power following the occurrence and during the continuation of an Event of Default. The Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non- appealable judgment.

(c) Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Lender to exercise rights and remedies hereunder, at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, subject to the terms of any third party rights or agreements, each Grantor hereby grants as of the date hereof to the Lender an irrevocable (with respect to licenses or sublicenses granted to third parties during the continuance of such Event of Default), non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by or (subject to the terms of any third party rights or agreements) licensed to any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, and the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property, provided that, (x) with respect to trademarks, such Grantor shall have such rights of quality control to maintain the validity and enforceability of such trademarks, and (y) Lender shall take commercially reasonable measures to protect and maintain the confidentiality of the trade secrets included in the Intellectual Property. Each Grantor hereby releases the Lender from, and indemnifies the Lender against, any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Lender under the powers of attorney, proxy or license, granted herein other than actions caused by the gross negligence or willful misconduct of the Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, then, with contemporaneous notice, the Lender may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Lender, and the fees and expenses of the Lender incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall constitute additional Primary Obligations of the Grantor to the Lender, be due and payable immediately without demand and bear interest from the date payment of said amounts is demanded at the Post-Default Rate.

(e) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters. The Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Lender acted with gross negligence or willful misconduct in the selection of such warehouseman, carrier, forwarding agency, consignee or other agent or bailee.

(f) Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender or any other Secured Party and (b) each Grantor shall remain liable under each of the contracts and agreements included in the Collateral, including under each of the Assigned Agreements, Accounts, Chattel Paper and Payment Intangibles included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any such contract or agreement, including the Assigned Agreements, or any agreement giving rise to each such Account, Chattel Paper or Payment Intangible, and neither the Lender nor any other Secured Party shall have any obligation or liability under any such contracts and agreements or any such Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender or any such other Secured Party of any payment relating to such contracts and agreements or such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Lender or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. The exercise by the Lender of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

(g) The Lender may at any time (i) subject to the terms of Section 7 following the occurrence and during the continuation of an Event of Default, transfer or register in the name of the Lender or any of its nominees any or all of the Pledged Interests (for the avoidance of doubt, without limiting, and not as a requirement to exercising, any rights under Section 7 hereof) and (ii) exchange certificates or Instruments evidencing Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9. Events of Default; Remedies Upon Default; Cure Rights. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may, subject to the terms of Section 7, (i) take absolute control of the Collateral, including, without limitation, transfer into the Lender’s name or into the name of its nominee or nominees (to the extent the Lender has not theretofore done so) and thereafter receive, for the benefit of the Lender, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its sole cost and expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place or places to be designated by the Lender that is reasonably convenient to both parties, and the Lender may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Lender’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s (or its designees’ or nominees’) offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Lender shall be made without warranty, (ii) the Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Lender and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, subject to Section 8 hereof (i) upon written notice to any Grantor from the Lender, each Grantor shall cease any use of the Intellectual Property or any trademark similar thereto for any purpose described in such notice; (ii) the Lender may, at any time and from time to time, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Lender shall in their sole discretion determine; and (iii) the Lender may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) In the event that the Lender determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor’s sole cost and expense and upon request by the Lender: (i) execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers (or any equivalent) thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender or the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Lender or the Lender, (iii) cause each Pledged Entity to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable law. Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Lender or any other Secured Party by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Lender demands compliance with this Section 9(b) provided, however, that the payment of such amount shall not release any Grantor from any of its obligations under any of the other Note Documents.

(c) Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Lender may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Lender may, in such event, bid for the purchase of such securities.

(d) Any cash held by the Lender (or its agent or designee) as Collateral and all Cash Proceeds received by the Lender (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 10 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order consistent with the provisions of the Note. Any surplus of such cash or Cash Proceeds held by the Lender (or its agent or designee) and remaining after the date on which Payment in Full occurs, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Note Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable and documented fees, costs, expenses and other client charges (including reasonable fees of any attorneys employed by the Lender) to collect such deficiency.

(f) Each Grantor hereby acknowledges that if the Lender complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g) The Lender shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Lender’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Indemnity, Expenses and Miscellaneous.

(a) Each Grantor, jointly and severally, agrees to pay or promptly reimburse the Lender and each other Secured Party for all reasonable and documented out-of-pocket advances, charges, costs and expenses (including, without limitation, all out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all reasonable and documented out-of-pocket attorneys’ fees, legal expenses and court costs incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder), including, without limitation, any out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Lender or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Section 13 hereof or otherwise enforcing or preserving any rights under this Agreement and the other Note Documents to which such Grantor is a party.

(b) Each Grantor jointly and severally agrees to pay, and to save the Lender and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The parties hereto agree that the Lender and the Secured Parties shall be entitled to reimbursement of their respective reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 7 of the Note including the proviso in such Section specifying the exceptions and limitations to such indemnification and reimbursement obligations; provided that each reference therein to the “Company” shall be deemed to be a reference to “each Grantor”.

(d) Any such amounts payable as provided hereunder shall be additional Primary Obligations secured hereby and by the other Security Documents. All amounts for which any Grantor is liable pursuant to this Section 10 shall be due and payable by such Grantor to the Secured Parties not later than ten (10) Business Days after written demand therefor.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Note.

SECTION 12. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Note or any other Note Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other Note Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense (other than Payment in Full) available to, or a discharge of, any of the Grantors in respect of the Secured Obligations, until the date on which all of the Secured Obligations have been paid in full in cash after the termination of the Lender’s Commitments and each of the Note Documents. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest subject to Section 15(d).

(b) Each Grantor hereby waives (to the extent permitted by applicable law) (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Secured Obligation by the Company or any other Group Member, (iii) notice of any actions taken by the Lender, any Guarantor or any other Person under any Note Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Secured Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. The Lender may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Lender may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Lender shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13. Guarantee.

(a) Guarantee.

(i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Lender, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations now or hereafter existing, whether for principal, interest (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Group Member, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise. This is a guarantee of payment and performance when due and not of collection, and the liability of each Guarantor is primary and not secondary.

(ii) Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Company) hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13(b).

(iii) Each Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 13 or affecting the rights and remedies of the Lender or any Secured Party hereunder.

(iv) Each Guarantor agrees that if the maturity of any of the Primary Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Section 13 shall remain in full force and effect until Payment in Full.

(v) No payment made by the Company, any other Credit Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person or received or collected by the Lender or any other Secured Party from the Company, any other Credit Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any Primary Obligations or any payment received or collected from such Guarantor in respect of any Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.

(b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 13(e). The provisions of this Section 13(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Lender, and each Guarantor shall remain liable to the Lender for the full amount guaranteed by such Guarantor hereunder.

(c) Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Lender specified pursuant to the Note.

(d) Guarantee Absolute and Unconditional. Each Guarantor waives (to the extent permitted by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Lender or any Secured Party upon the guarantee contained in this Section 13 or acceptance of the guarantee contained in this Section 13; the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 13; and all dealings between the Credit Parties, on the one hand, and the Lender and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 13. Each Guarantor waives (to the extent permitted by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any other Credit Party with Primary Obligations or any of the Guarantors with respect to the Primary Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Note or any other Note Document, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any other Credit Party or any other Person against the Lender or any Secured Party, (c) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Primary Obligations, or any other amendment, supplement, modification or waiver of or consent to any departure from the Note or any other Note Document or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any other Credit Party with Primary Obligations or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Section 13, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Lender or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Credit Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Lender or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Credit Party with Primary Obligations, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Credit Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(e) No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Lender or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender or any other Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Lender or any other Secured Party for the payment of the Primary Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, and each Guarantor hereby expressly waives (to the extent permitted by applicable law), releases, and agrees not to exercise all such rights of subrogation, reimbursement, indemnity and contribution, in each case, until Payment in Full. Each Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Guarantor may have against the Company, any other Guarantor or against any collateral or security or guarantee or right of offset held by the Lender or any other Secured Party shall be junior and subordinate to any rights the Lender and the other Secured Parties may have against the Company and such Guarantor and to all right, title and interest the Lender and the other Secured Parties may have in any collateral or security or guarantee or right of offset. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Lender may determine. The Lender, for the benefit of the Secured Parties, may, to the extent it has the right to do so in accordance with the terms and conditions of the Note and the other Note Documents, use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any disposition or sale, any rights of subrogation any Guarantor may have shall terminate.

SECTION 14. Subordination of Indebtedness.

(a) Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor or any other Group Member, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

(b) Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor or any other Group Member, the Lender on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Lender for the benefit of the Secured Parties for application against the Secured Obligations as provided under the Note. Should the Lender or Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon Payment in Full, the intended recipient shall become subrogated to the rights of the Lender and the other Secured Parties to the extent that such payments to the Lender and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Lender and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

(c) Payments Held in Trust. In the event that notwithstanding Section 14(a) and Section 14(b), any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (i) to hold in trust for the Lender and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received segregated from the other funds of such Grantor and (ii) that it shall upon receipt, pay them promptly to the Lender in the exact form agreed (duly endorsed by such Grantor to the Lender, if required), for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Lender.

(d) Liens Subordinate. Each Grantor agrees that, until Payment in Full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Lender or any other Secured Party presently exist or are hereafter created or attach. Prior to Payment in Full, without the prior written consent of the Lender, no Grantor shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

(e) Notation of Records. All promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

SECTION 15. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each (or the relevant Grantor in the case of any Schedule attached hereto) Grantor and the Lender.

(b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Note Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Note Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until Payment in Full and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Note Document to any other Person pursuant to the terms of the Note, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender, and any such assignment or transfer shall be null and void.

(d) Upon Payment in Full, the Lender will, upon the Grantors’ request and at the Grantors’ cost and expense, without any representation, warranty or recourse whatsoever, return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (ii) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such return.

(e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. The obligations of each Grantor under this Agreement (including with respect to the guarantee contained in Section 13 and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Group Member, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Group Member or any substantial part of its property, or otherwise, all as though such payments had not been made.

(f) Upon the execution and delivery, or authentication, by any Person of a guarantee and collateral agreement supplement in substantially the form of Exhibit C hereto (each a “Guarantee and Collateral Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Note Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-XI attached to each Guarantee and Collateral Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-XI, respectively, hereto, and the Lender may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Note Document and shall otherwise be subject to all of terms and conditions contained in Section 8 of the Note, mutatis mutandi.

(i) Each Grantor hereto irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

(m) By acceptance of the benefits of this Agreement and any other Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Lender as its agent hereunder and (b) to confirm that the Lender shall have the authority to act as the agent of such Secured Party for the enforcement of any provisions of this Agreement against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto.

(n) This Agreement is a Note Document executed pursuant to the Note.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer (or any equivalent) thereunto duly authorized, as of the date first above written.

GRANTORS:
APLD FAR-01 LLC

	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer

APLD FAR-02 LLC

	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer

APLD FAR HOLDINGS LLC

	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]

ACKNOWLEDGED AND AGREED:

MACQUARIE EQUIPMENT CAPITAL, INC.,
as Lender

By:	/s/ Joshua Stevens
Name:	Joshua Stevens
Title:	Division Director

By:	/s/ Robert Downey
Name:	Robert Downey
Title:	Division Director

[Signature Page to Guarantee and Collateral Agreement]

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated ________________, __, is delivered pursuant to Section 4 of the Guarantee and Collateral Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Guarantee and Collateral Agreement, dated September 9, 2025, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Guarantee and Collateral Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and collaterally assigned to the Lender and become part of the Pledged Interests referred to in such Pledge Amendment and shall secure all of the Secured Obligations referred to in such Guarantee and Collateral Agreement.

Pledged Debt

Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares

Grantor	Name of Pledged Entity	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[PLEDGOR]

By:
Name:
Title:

MACQUARIE EQUIPMENT CAPITAL, INC.,
as the Lender

By:
Name:
Title:

Exh. A-1

EXHIBIT B

GRANT OF A SECURITY INTEREST —[TRADEMARKS] [PATENTS] [COPYRIGHTS]

This [Trademark][Copyright][Patent] Security Agreement (this “[Trademark][Copyright][Patent] Security Agreement”) is made as of _________________________, 20__, by _____________ (“Grantor”), in favor of Macquarie Equipment Capital, Inc., in its capacity as Lender for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, “Grantee”).

W I T N E S S E T H:

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated September 9, 2025 (as amended, restated, amended and restated, supplemented, modified or otherwise changed from time to time, the “ Guarantee and Collateral Agreement”), in favor of Grantee;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Grantee for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a continuing security interest in all right, title and interest of the Grantor in and to certain collateral, including, among other property, the [Trademarks (as defined in the Guarantee and Collateral Agreement), together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents (as defined in the Guarantee and Collateral Agreement)] [Copyrights and exclusive Licenses thereto (in each case, as defined in the Guarantee and Collateral Agreement)], including all applications and registrations thereof, and all Proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (collectively, but excluding any Excluded Assets, the “[Trademark][Patent][Copyright] Collateral”), as collateral security for the payment, performance and observance of all of the Secured Obligations (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this [Trademark][Patent][Copyright] Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby pledge, transfer and collaterally assign to the Grantee (and its agents and designees) and grant to the Grantee (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in all right, title and interest of the Grantor in the [Trademark][Patent][Copyright] Collateral, including, without limitation, the [Trademarks][Patents][Copyrights and exclusive Copyright Licenses] listed on Schedule A attached hereto, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Grantor’s Secured Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Guarantee and Collateral Agreement.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this [Trademark][Patent][Copyright] Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

This [Trademark][Patent][Copyright] Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This [Trademark][Patent][Copyright] Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this [Trademark][Patent][Copyright] Security Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Grantee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Grantee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Grantee pursuant to procedures approved by it.

[Remainder of page intentionally left blank]

Exh. B-1

IN WITNESS WHEREOF, the Grantor has caused this [Trademark][Copyright][Patent] Security Agreement to be duly executed by its officer (or any equivalent) thereunto duly authorized as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Exh. B-2

ACKNOWLEDGED AND AGREED:

MACQUARIE EQUIPMENT CAPITAL, INC.,
as the Lender

By:
Name:
Title:

Exh. B-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

[Patents and Patent Applications]

[Copyright Registrations and exclusive Copyright Licenses]

Exh. B-4

EXHIBIT C

FORM OF GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

[Date of Guarantee and Collateral Agreement Supplement]

Macquarie Equipment Capital, Inc., as the Lender

Address: [   ]

Attention: [   ]

Email: [   ]

Ladies and Gentlemen:

Reference hereby is made to (i) the Promissory Note, dated as of September 9, 2025 (such agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Note”), by APLD FAR-01 LLC, a Delaware limited liability company, in favor of Macquarie Equipment Capital, Inc.; and (ii) the Guarantee and Collateral Agreement, dated as of September 9, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by the Grantors from time to time party thereto in favor of Macquarie Equipment Capital, Inc., in its capacity as the Lender for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Lender”). Capitalized terms defined in the Note or the Guarantee and Collateral Agreement and not otherwise defined herein are used herein as defined in the Note or the Guarantee and Collateral Agreement.

SECTION 1. Grant of Security and Guarantee.

(a) The undersigned hereby pledges, transfers and collaterally assigns to the Lender (and its agents and designees), and grants to the Lender (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest to and in the Collateral, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, as collateral security for the prompt and complete payment, observance and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the undersigned’s Secured Obligations.

(b) The undersigned hereby agrees to the provisions of Section 13 of the Guarantee and Collateral Agreement and, jointly and severally, unconditionally and irrevocably, guarantees to the Lender, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations. This is a guarantee of payment and performance when due and not of collection, and the liability of each Guarantor is primary and not secondary.

SECTION 2. Security for Secured Obligations. The grant of a security interest in the Collateral by the undersigned under this Guarantee and Collateral Agreement Supplement and the Guarantee and Collateral Agreement secures the payment of all Secured Obligations. Without limiting the generality of the foregoing, each of this Guarantee and Collateral Agreement Supplement and the Guarantee and Collateral Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Lender or any Secured Party under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

Exh. C-1

SECTION 3. Supplements to Guarantee and Security Agreement Schedules. The undersigned has attached hereto supplemental Schedule I through Schedule XI to the Guarantee and Collateral Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Guarantee and Collateral Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Guarantee and Collateral Agreement and do not omit to state any information material thereto.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Guarantee and Collateral Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Guarantee and Collateral Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Guarantee and Collateral Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Guarantee and Collateral Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Guarantee and Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Note Document. In addition to and without limitation of any of the foregoing, this Guarantee and Collateral Agreement Supplement shall be deemed to be a Note Document.

Very truly yours,

[NAME OF ADDITIONAL CREDIT PARTY]

By:
Name:
Title:

Exh. C-2

Acknowledged and Agreed:

MACQUARIE EQUIPMENT CAPITAL, INC.,
as the Lender

By:
Name:
Title:

Exh. C-3

SUPPLEMENTAL SCHEDULES I THROUGH XI

[See attached].

Exh. C-4

EXHIBIT D

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of September 9, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; each capitalized term not defined herein shall have the meaning assigned to it in the Agreement), made by the Grantors party thereto for the benefit of Macquarie Equipment Capital, Inc., as the Lender. The undersigned agrees for the benefit of the Lender and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned as an entity of Pledged Shares.

2. The undersigned will notify the Lender promptly in writing of the occurrence of any of the events described in Section 7(b)(iii) of the Agreement.

2. The terms of Section 7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7 of the Agreement.

[NAME OF ENTITY]

By:
Name:
Title:

Address for Notices:

Fax:

Exh. D-1